VOTE BY TOUCH-TONE PHONE, THE INTERNET, OR BY MAIL
Option 1:	Automated Touch Tone Voting: Call toll-free 1-800-337-3503 and follow the recorded instructions.
Option 2:	On the Internet at www.proxy-direct.com and follow the on-screen instructions.	T. Rowe Price Investment With Confidence Logo
Option 3:	Return this proxy card using the enclosed envelope.
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T. Rowe Price U.S. Bond Index Fund
MEETING TIME: 8:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By my signature below, I appoint Edward C. Bernard and David Oestreicher as proxies to vote all U.S. Bond Index Fund shares that I am entitled to vote at the Special Meeting of Shareholders to be held on April 21, 2011 at 8:00 a.m., ET at the offices of the fund, 100 East Pratt Street, Baltimore, MD 21202, and at any adjournments of the meeting. Messrs. Bernard and Oestreicher may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Messrs. Bernard and Oestreicher to vote this proxy as specified on the reverse side, and I revoke any previous proxies that I have executed. The proxies will vote any other matters that arise at the meeting in accordance with their best judgment. I acknowledge receipt of the U.S. Bond Index Fund’s Notice of Special Meeting of Shareholders and proxy statement.

(DOWN ARROW)	PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.
Date: __________________________

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Signature(s) (and Title(s), if applicable) (Sign in the Box)

NOTE:  Please sign exactly as name appears on this proxy. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

CONTINUED ON REVERSE SIDE

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Please refer to the Proxy Statement discussion of this proposal. THE PROXY WILL BE VOTED FOR THE PROPOSAL IF YOU DO NOT SPECIFY OTHERWISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

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Please fill in box as shown using black or blue ink or number 2 pencil. / X /
PLEASE DO NOT USE FINE POINT PENS.

FOR AGAINST ABSTAIN / / / / / /
To approve or disapprove amending of the investment objective of the fund.

(DOWN ARROW) PLEASE SIGN ON THE REVERSE SIDE	(DOWN ARROW)
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